UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2022

ARDELYX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36485	26-1303944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
400 FIFTH AVE., SUITE 210, WALTHAM, MASSACHUSETTS 02451
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (510) 745-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	ARDX	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01    Entry into a Material Definitive Agreement.

On June 28, 2022, Ardelyx, Inc. (the “Company”) entered into that certain Royalty and Sales Milestone Interest Acquisition Agreement (the “Agreement”), by and between the Company and HealthCare Royalty Partners IV, L.P. (“HealthCare Royalty”). Under the terms of the Agreement, HealthCare Royalty has agreed to pay the Company up to $20 million in exchange for the royalty payments and commercial milestone payments (collectively the “Royalty Interest Payments”) that the Company may receive under its License Agreement with Kyowa Kirin Co., Ltd. dated November 27, 2017 (the “Kyowa Kirin Agreement”) based upon Kyowa Kirin’s net sales of tenapanor in Japan. As consideration for the sale of the Royalty Interest Payments, HealthCare Royalty will pay the Company a $10 million upfront payment, an additional $5 million payment following Kyowa Kirin’s receipt of regulatory approval to market tenapanor for hyperphosphatemia in Japan, and a $5 million payment in the event net sales by Kyowa Kirin in Japan exceed a certain annual target level by the end of 2025.

The Agreement contains customary representations and warranties and customary affirmative and negative covenants, including, among others, requirements as to prosecution, maintenance, defense and enforcement of certain patent rights in Japan, restrictions regarding the Company’s ability to forgive, release or reduce any Royalty Interest Payments due to the Company under the Kyowa Kirin Agreement, to create or incur any liens with respect to the Royalty Interest Payments, the Kyowa Kirin Agreement or certain patents, or to sell, license or transfer certain patents in the field and territory described in the Kyowa Kirin Agreement.

In addition, the Agreement contains customary events of default with respect to which the Company may incur indemnification obligations to HealthCare Royalty for any losses incurred by HealthCare Royalty and related parties as a result of the event of default, subject to a specified limitation of liability cap. Under the Agreement, an event of default will occur if, among other things, any of the representations and warranties included in the Agreement proves not to have been true and correct in all material respects, at the time it was made, the Company breaches any of its covenants under the Agreement, subject to specified cure periods with respect to certain breaches, the Company is in breach or default under the Kyowa Kirin Agreement in any manner which is likely to cause a material adverse effect on the Royalty Interest Payments, the occurrence of a termination of the Kyowa Kirin Agreement under certain circumstances or the Company or its assets become subject to certain legal proceedings, such as bankruptcy proceedings, or the Company is unable to pay its debts as they become due.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2022	ARDELYX, INC.

	By:	/s/ Justin Renz
Justin Renz
Chief Financial Officer